GRAINGER REPORTS RESULTS FOR THE SECOND QUARTER 2022

Solid execution of strategic growth initiatives drives continued strong results; Company raises full year 2022 guidance

Second Quarter Highlights
•Delivered sales of $3.8 billion, up 19.6%, compared to the second quarter of 2021; up 22.0% on a daily, constant currency basis
•Expanded gross margin by 255 bps compared to the second quarter of 2021
•Generated operating earnings of $534 million, up 60.0%, resulting in EPS of $7.19, an increase of 68.4% versus the second quarter of 2021
•Returned $219 million to shareholders through dividends and share repurchases
•Published 11th Environmental, Social and Governance report highlighting Grainger's focus on driving sustainable supply chain operations and furthering diversity, equity and inclusion
•Increases full year 2022 guidance, including updated total Company daily sales growth of 14.5% - 16.5%, driving EPS range of $27.25 - $28.75

CHICAGO, July 29, 2022 - Grainger (NYSE: GWW) today reported results for the second quarter of 2022 with sales of $3.8 billion, up 19.6%, or 22.0% on a daily, constant currency basis compared to the second quarter 2021, driven by strong performance in both segments.

"Our second quarter results reflect the team’s continued commitment to serving customers extraordinarily well in this strong demand environment,” said DG Macpherson, Chairman and CEO. “Our execution on our strategic initiatives is driving sustained growth and share gain across the business. After another quarter that exceeded expectations, we are increasing our 2022 outlook and remain well-positioned to deliver an exceptionally strong year.”

2022 Second Quarter Financial Summary

($ in millions)	Q2 2022 (1)	Q2 2021 (1)	Q2
			Fav. (Unfav.) vs. Prior
Net Sales	$3,837	$3,207	20%
Gross Profit	$1,441	$1,124	28%
Operating Earnings	$534	$334	60%
Net Earnings Attributable to W.W. Grainger, Inc.	$371	$225	65%
Diluted Earnings Per Share	$7.19	$4.27	68%

Gross Profit Margin	37.6%	35.0%	255 bps
Operating Margin	13.9%	10.4%	350 bps
Tax Rate	24.8%	23.6%	(120) bps
(1) Neither Q2 2022, nor Q2 2021 results contained any adjusting items, therefore separate adjusted results are not presented above.

Revenue
Sales on a reported and daily basis in the quarter increased 19.6% as compared to the second quarter of 2021. Excluding the unfavorable foreign exchange impact of 2.4%, sales on a daily, constant currency basis were up 22.0% compared to the second quarter of 2021.

In the High-Touch Solutions N.A. segment, daily sales were up 22.2% compared to the second quarter of 2021 due to both strong price realization and volume growth across all geographies. In the Endless Assortment segment, daily sales were up 11.4%, versus the second quarter of 2021, or up 21.1% on a daily, constant currency basis, reflecting the significant impact of the depreciating Japanese yen. Segment revenue growth continues to be driven by new customer acquisition at both Zoro and MonotaRO and strong repeat and enterprise customer growth at MonotaRO.

Gross Profit Margin
Gross profit margin for the second quarter of 2022 was 37.6%, a 255 basis point increase compared to the second quarter of 2021. The increase was driven by favorability in both segments and includes the lap of a $63 million pandemic product inventory adjustment in the prior year period within the High-Touch Solution N.A. segment.

In the High-Touch Solutions N.A. segment, gross margin expanded by 275 basis points over the prior year second quarter primarily due to the pandemic product inventory adjustment discussed above. Absent this inventory adjustment, gross margin was up over 25 basis points, primarily due to favorable product mix. In the Endless Assortment segment, gross margin expanded by

100 basis points versus the prior year second quarter driven largely by freight efficiencies as average order value increased at both Zoro and MonotaRO.

Earnings
Operating earnings for the second quarter of 2022 of $534 million were up 60% versus the second quarter of 2021. Operating margin in the quarter of 13.9% increased 350 basis points over the second quarter of 2021 on stronger gross margins in both segments combined with 95 basis points of SG&A leverage gained on strong top-line growth.

Earnings per share of $7.19 in the second quarter of 2022 increased 68.4% compared to the second quarter of 2021 due primarily to the strong operating performance.

Tax Rate
The second quarter 2022 tax rate was 24.8%, compared to 23.6% in the second quarter of 2021. The increase in rate year over year was primarily driven by a smaller benefit from the vesting of stock compensation.

Cash Flow
Operating cash flow for the second quarter of 2022 was $250 million, down $19 million over the second quarter of 2021. The decrease was driven by heightened cash used by working capital as the Company used its balance sheet to support strong top-line growth. This more than offset higher net earnings in the quarter. During the quarter, the Company distributed $219 million to shareholders through dividends and share repurchases.

Guidance
Given the strong first half of 2022, the Company is raising its 2022 full year guidance expectations.

Total Company(1	Previous 2022 Guidance Range (as of April 29. 2022)	Updated 2022 Guidance Range (as of July 29, 2022)
Net Sales	$14.5 - $14.9 billion	$15.0 - 15.2 billion
Daily growth	11.0% - 14.0%	14.5% - 16.5%
Gross Profit Margin	36.8% - 37.3%	37.2% - 37.5%
Operating Margin	13.0% - 13.6%	13.6% - 14.0%
Earnings per Share	$25.00 - $27.00	$27.25 - $28.75
Operating Cash Flow	$1.15 - $1.35 billion	$1.25 - $1.35 billion
CapEx (cash basis)	$275 - $325 million	$300 - $325 million
Share Repurchase	$600 - $800 million	$600 - $700 million
Tax Rate	~25.0%	~25.0%

Segment Operating Margin
High-Touch Solutions N.A.	14.9% - 15.5%	15.4% - 15.8%
Endless Assortment	7.5% - 8.2%	7.7% - 8.2%
(1)Guidance provided is on an adjusted basis
Webcast
The Company will conduct a live conference call and webcast at 11:00 a.m. ET on Friday, July 29, 2022 to discuss the second quarter results. The webcast will be hosted by DG Macpherson, Chairman and CEO, and Deidra Merriwether, Senior Vice President and CFO, and can be accessed at invest.grainger.com. For those unable to participate in the live event, a webcast replay will be available for 90 days at invest.grainger.com.

About Grainger
W.W. Grainger, Inc., with 2021 sales of $13.0 billion, is a leading broad line distributor with operations primarily in North America, Japan and the United Kingdom. Grainger achieves its purpose, We Keep the World Working®, by serving more than 4.5 million customers worldwide with a wide range of product categories that keep customer operations running and their people safe. The Company also delivers services and solutions, such as technical support and inventory management, to provide tangible value and save customers time and money. Grainger offers more than 2 million maintenance, repair and operating (MRO) products in its High-Touch Solutions assortment and more than 30 million products through its expanding Endless Assortment offering. For more information, visit www.grainger.com.

Visit invest.grainger.com to view information about the Company, including a supplement regarding 2022 second quarter results. Additional Company information can be found on the Grainger Investor Relations website which includes our Company Snapshot and ESG report.

Safe Harbor Statement
All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project,” “will,” or “would,” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: the unknown duration and health, economic, operational and financial impacts of the global outbreak of the coronavirus disease 2019 and its variants (COVID-19), as well as the impact of actions taken or contemplated by government authorities to mitigate the spread of COVID-19 (such as vaccine mandates for certain federal contractors, mask mandates, social distancing or other requirements) and to promote economic stability and recovery, on the Company’s businesses, its employees, customers and suppliers, including disruption to Grainger’s operations resulting from employee illnesses, the development, availability and usage of effective treatment or vaccines, changes in customers’ product needs, the acquisition of excess inventory leading to additional inventory carrying costs and inventory obsolescence, raw material, inventory and labor shortages, continued strain on global supply chains, and diminished transportation availability and efficiency, disruption caused by business responses to the COVID-19 pandemic, including remote working arrangements, which may create increased vulnerability to cybersecurity incidents, including breaches of information systems security, adaptions to the Company’s controls and procedures required by remote working arrangements, which could impact the design or operating effectiveness of such controls or procedures, and global or regional economic downturns or recessions, which could result in a decline in demand for the Company’s products; inflation, higher product costs or other expenses, including operational expenses; the impact of Russia’s invasion of Ukraine on the global economy; a major loss of customers; loss or disruption of sources of supply; changes in customer or product mix; increased competitive pricing pressures; failure to enter into or sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop, manage or implement new technology initiatives or business strategies; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in the Company’s gross profit margin; the Company’s responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, advertising and marketing, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards, including new or stricter environmental laws or regulations; government contract matters; disruption or breaches of information technology or data security systems involving the Company or third parties on which the Company depends; general industry, economic, market or political conditions; general global economic conditions including tariffs and trade issues and policies; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of the Company’s common stock; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; geopolitical events, including war or acts of terrorism; other pandemic diseases or viral contagions; natural or human induced disasters, extreme weather and other catastrophes or conditions; effects of climate change; competition for, or failure to attract, retain, train, motivate, and develop key employees; loss of key members of management or key employees; changes in effective tax rates; changes in credit ratings or outlook; the Company's incurrence of indebtedness and other factors that can be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and the Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Brodie Bertrand	Kyle Bland
VP, Communications & Public Affairs	VP, Investor Relations

Grainger Media Relations Hotline	Abby Sullivan
847-535-5678	Sr. Manager, Investor Relations

Media_Relations_Team@grainger.com	InvestorRelations@grainger.com

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In millions of dollars, except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$3,837	$3,207	$7,484	$6,291
Cost of goods sold	2,396	2,083	4,660	4,074
Gross profit	1,441	1,124	2,824	2,217
Selling, general and administrative expenses	907	790	1,756	1,525
Operating earnings	534	334	1,068	692
Other (income) expense:
Interest expense – net	22	22	45	43
Other – net	(5)	(7)	(11)	(13)
Total other expense – net	17	15	34	30
Earnings before income taxes	517	319	1,034	662
Income tax provision	128	76	260	164
Net earnings	389	243	774	498
Less net earnings attributable to noncontrolling interest	18	18	37	35
Net earnings attributable to W.W. Grainger, Inc.	$371	$225	$737	$463

Earnings per share:
Basic	$7.22	$4.30	$14.33	$8.80
Diluted	$7.19	$4.27	$14.26	$8.76
Weighted average number of shares outstanding:
Basic	51.0	52.2	51.1	52.2
Diluted	51.3	52.5	51.4	52.5
Diluted Earnings Per Share
Net earnings as reported	$371	$225	$737	$463
Earnings allocated to participating securities	(2)	(2)	(5)	(4)
Net earnings available to common shareholders	$369	$223	$732	$459
Weighted average shares adjusted for dilutive securities	51.3	52.5	51.4	52.5
Diluted earnings per share	$7.19	$4.27	$14.26	$8.76

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions of dollars)

	(Unaudited)
Assets	June 30, 2022	December 31, 2021
Cash and cash equivalents	$262	$241
Accounts receivable – net(1)	2,099	1,754
Inventories – net	1,990	1,870
Prepaid expenses and other current assets	162	146
Total current assets	4,513	4,011
Property, buildings and equipment – net	1,438	1,424
Goodwill	374	384
Intangibles – net	227	238
Operating lease right-of-use	337	393
Other assets	160	142
Total assets	$7,049	$6,592
Liabilities and Shareholders’ Equity
Current maturities of long-term debt	$17	$—
Trade accounts payable(2)	1,054	816
Accrued compensation and benefits	282	319
Operating lease liability	68	66
Accrued expenses	299	290
Income taxes payable	30	37
Total current liabilities	1,750	1,528
Long-term debt	2,309	2,362
Long-term operating lease liability	282	334
Deferred income taxes and tax uncertainties	131	121
Other non-current liabilities	112	87
Shareholders' equity(3)	2,465	2,160
Total liabilities and shareholders’ equity	$7,049	$6,592

(1) Increased $345 million driven by growth in sales.
(2) Increased $238 million primarily driven by inventory purchases to meet increased demand.
(3) Common stock outstanding as of June 30, 2022 was 50,949,492 compared with 51,220,205 shares at December 31, 2021, primarily due to share repurchases.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net earnings	$389	$243	$774	$498
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for credit losses	4	4	8	8
Deferred income taxes and tax uncertainties	8	3	15	(8)
Depreciation and amortization	55	49	107	92
Net (gains) losses from sale or redemption of assets	2	1	2	(4)
Stock-based compensation	18	17	27	25
Change in operating assets and liabilities:
Accounts receivable	(135)	(59)	(398)	(180)
Inventories	(84)	(30)	(149)	22
Prepaid expenses and other assets	(11)	(3)	(50)	(8)
Trade accounts payable	35	93	263	178
Accrued liabilities	45	54	(8)	(7)
Income taxes - net	(76)	(105)	10	(50)
Other non-current liabilities	—	2	(8)	(3)
Net cash provided by operating activities	250	269	593	563
Cash flows from investing activities:
Additions to property, buildings, equipment and intangibles	(106)	(74)	(163)	(147)
Proceeds from sale or redemption of assets	2	2	2	17
Other – net	(11)	—	(11)	—
Net cash used in investing activities	(115)	(72)	(172)	(130)
Cash flows from financing activities:
Net (decrease) increase in long-term debt	—	(8)	—	(8)
Proceeds from stock options exercised	9	22	15	30
Payments for employee taxes withheld from stock awards	(17)	(26)	(19)	(28)
Purchases of treasury stock	(120)	(108)	(199)	(283)
Cash dividends paid and other - net	(99)	(95)	(183)	(176)
Other – net	(2)	2	(2)	2
Net cash used in financing activities	(229)	(213)	(388)	(463)
Exchange rate effect on cash and cash equivalents	(8)	1	(12)	(8)
Net change in cash and cash equivalents	(102)	(15)	21	(38)
Cash and cash equivalents at beginning of period	364	562	241	585
Cash and cash equivalents at end of period	$262	$547	$262	$547

SUPPLEMENTAL INFORMATION - CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with the non-GAAP financial measures of daily sales and daily, constant currency sales. The Company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results and assessing prospects for future performance. Management believes daily sales and daily, constant currency sales are important indicators of operations because they exclude items that may not be indicative of our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review Company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

This press release also includes certain non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of future restructurings, asset impairments, and other charges. Neither of these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measures is not provided.

The reconciliation provided below reconciles GAAP financial measures to the non-GAAP financial measures: daily sales and daily, constant currency sales.

	Three Months Ended June 30,
	Total Company	High-Touch Solutions North America	Endless Assortment
	2022	2022	2022
Reported sales	19.6%	22.2%	11.4%
Day impact	—	—	—
Daily sales	19.6%	22.2%	11.4%
Foreign exchange[1]	2.4	0.2	9.7
Daily, constant currency sales	22.0%	22.4%	21.1%

(1) Foreign exchange is calculated by the difference of local currency sales at the current year average rate and at the prior year average rate for the period.

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